                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                           -----------------------

                                   FORM 8-K

                           -----------------------

                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF
                   THE SECURITIES AND EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) August 17, 1995

COMMISSION FILE NUMBER:  1-11311

                           LEAR SEATING CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                     13-3386776
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

  21557 TELEGRAPH ROAD, SOUTHFIELD, MI                       48034
(Address of principal executive offices)                   (zip code)

                                (810) 746-1500
             (Registrant's telephone number, including area code)

                                  NO CHANGE
        (Former name or former address, if changes since last report)

LEAR SEATING CORPORATION

ITEM 2:  Acquisition of Assets

        On August 17, 1995, Lear Seating Corporation (the "Company"), through its wholly-owned subsidiary, AIHI Acquisition Corp. ("Acquisition Sub"), acquired pursuant to a tender offer (the "Tender Offer Acquisition")
16,868,794 shares of Class A Common Stock, par value $.01 per share (the "Shares"), of Automotive Industries Holding, Inc. ("AIHI"), representing approximately 96% of the outstanding Shares of AIHI, at a purchase price of $33.50 per Share net to the seller in cash. AIHI is a leading designer and manufacturer of high quality interior trim systems and blow molded products principally for North American and European car and light truck manufacturers. The Tender Offer Acquisition occurred in accordance with an Agreement and Plan of Merger (the "Merger Agreement") dated as of July 16, 1995, among the Company, Acquisition Sub and AIHI pursuant to which the Company, through Acquisition Sub, agreed to purchase all of the outstanding Shares of AIHI. On August 22, 1995, pursuant to the terms of the Merger Agreement, Acquisition Sub merged with and into AIHI, and AIHI became a wholly-owned subsidiary of the Company (the "Merger"). In the Merger, each outstanding Share (other than (i) Shares held by AIHI as treasury stock, (ii) Shares held by any subsidiary of AIHI, (iii) Shares owned by the Company, Acquisition Sub or any subsidiary of either of them and (iv) Shares held by stockholders, if any, who perfected their appraisal rights under Delaware law) was converted into the right to receive $33.50 in cash.

        The aggregate purchase price for the acquisition of AIHI (the
"AIH Acquisition") was $926.4 million (including the assumption of $282.3 million of AIHI's existing indebtedness and payment of estimated fees and expenses in connection with the AIH Acquisition). The aggregate purchase price was determined based upon several factors, including evaluations of AIHI, the market price of AIHI Shares, and negotiations with the management and directors of AIHI. The financing for the Acquisition was provided under a $1.5 billion revolving Credit Agreement (the "New Credit Agreement") dated as of August 17, 1995 among the Company and a syndicate of financial institutions for which Chemical Bank serves as administrative agent.

        On July 7, 1995, AIHI, through an indirect wholly owned subsidiary, acquired Plastifol GmbH & Co. KG and certain related entities ("Plastifol") for a purchase price of approximately $60 million. The purchase price was funded through borrowings under AIHI's then existing credit facility. The aggregate purchase price was arrived at through arm's-length negotiations between the parties.

ITEM 7A:  Financial Statements of Business being acquired





              AUTOMOTIVE INDUSTRIES HOLDING, INC. AND SUBSIDIARIES

                    CONSOLIDATED FINANCIAL STATEMENTS AS OF
                     DECEMBER 31, 1994 AND JANUARY 1, 1994
                            TOGETHER WITH REPORT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Automotive Industries Holding, Inc.:

     We have audited the accompanying consolidated balance sheets of Automotive Industries Holding, Inc. (a Delaware corporation) and Subsidiaries as of December 31, 1994 and January 1, 1994, and the related consolidated statements of operations, shareholders' investment and cash flows for each of the three years in the period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Automotive Industries Holding, Inc. and Subsidiaries as of December 31, 1994 and January 1, 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
  January 26, 1995

              AUTOMOTIVE INDUSTRIES HOLDING, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                         DECEMBER 31,    JANUARY 1,
                                                                             1994           1994
                                                                         ------------    ----------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................................     $     --       $   1,156
  Accounts receivable, net............................................      107,106          53,314
  Inventories.........................................................       42,117          19,338
  Prepaid expenses....................................................        2,357             666
  Excess of cost over billings on uncompleted tooling projects........       36,029          18,533
                                                                         ------------    ----------
       Total current assets...........................................      187,609          93,007
                                                                         ------------    ----------
PROPERTY, PLANT AND EQUIPMENT, net....................................      214,484         124,440
                                                                         ------------    ----------
OTHER ASSETS..........................................................       16,932              --
INTANGIBLE ASSETS:
  Goodwill............................................................      155,468         124,331
  Other...............................................................        7,113           6,194
                                                                         ------------    ----------
                                                                            162,581         130,525
  Less -- Accumulated amortization....................................      (14,189)         (9,488)
                                                                         ------------    ----------
     Intangible assets, net...........................................      148,392         121,037
                                                                         ------------    ----------
                                                                           $567,417       $ 338,484
                                                                         ==========        ========
LIABILITIES AND SHAREHOLDERS' INVESTMENT
CURRENT LIABILITIES:
  Current maturities of long-term debt................................     $  3,849       $   1,862
  Accounts payable....................................................       63,654          18,039
  Accrued compensation................................................       11,871           7,086
  Other accrued liabilities...........................................        8,946           6,982
  Income taxes payable................................................        7,897           1,996
                                                                         ------------    ----------
       Total current liabilities......................................       96,217          35,965
                                                                         ------------    ----------
LONG-TERM DEBT, net of current maturities.............................      216,920          93,829
DEFERRED INCOME TAXES.................................................        4,627           4,062
OTHER NONCURRENT LIABILITIES..........................................       29,782          14,886
                                                                         ------------    ----------
SHAREHOLDERS' INVESTMENT:
  Exchangeable preferred stock, par value $.01, redemption value $100:
     Class A, Series A-2, 150 shares authorized, 68 and 69 issued
       and outstanding................................................        6,870           6,892
     Class B, Series B-2, 75 shares authorized, 0 and 24 issued and
      outstanding.....................................................           --           2,409
  Common stock, par value $.01:
     Class A, 100,000 shares authorized, 17,515 and 17,049 issued
       and outstanding................................................          175             170
  Additional paid-in capital..........................................      146,031         143,644
  Retained earnings...................................................       69,301          36,627
  Cumulative translation adjustment...................................       (2,506)             --
                                                                         ------------    ----------
       Total shareholders' investment.................................      219,871         189,742
                                                                         ------------    ----------
                                                                           $567,417       $ 338,484
                                                                         ==========        ========

   The accompanying notes are an integral part of these consolidated balance sheets.

              AUTOMOTIVE INDUSTRIES HOLDING, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                             YEAR ENDED
                                                             ------------------------------------------
                                                             DECEMBER 31,    JANUARY 1,    DECEMBER 26,
                                                                 1994           1994           1992
                                                             ------------    ----------    ------------
REVENUES..................................................     $512,760       $ 348,718      $272,396
  Cost of sales...........................................      408,877         273,805       216,875
                                                             ------------    ----------    ------------
GROSS PROFIT..............................................      103,883          74,913        55,521
  Selling, general and administrative expenses............       35,296          24,330        16,671
  Amortization expense....................................        4,701           3,442         2,304
                                                             ------------    ----------    ------------
OPERATING INCOME..........................................       63,886          47,141        36,546
  Interest expense, net...................................       (9,318)         (7,138)       (9,456)
                                                             ------------    ----------    ------------
INCOME BEFORE INCOME TAXES................................       54,568          40,003        27,090
  Provision for income taxes..............................       21,825          15,984        10,962
                                                             ------------    ----------    ------------
INCOME BEFORE PREFERRED DIVIDENDS AND EXTRAORDINARY
  ITEM....................................................       32,743          24,019        16,128
  Non-cash dividends on Series A 9.5% Cumulative
     redeemable exchangeable preferred stock..............           --              --           988
                                                             ------------    ----------    ------------
INCOME BEFORE EXTRAORDINARY ITEM..........................       32,743          24,019        15,140
  Extraordinary item -- loss on early extinguishment of
     debt.................................................           --              --        (8,259)
                                                             ------------    ----------    ------------
NET INCOME................................................     $ 32,743       $  24,019      $  6,881
                                                             ==========        ========    ==========
Net income per common and common equivalent share:
  Before extraordinary item...............................        $1.77           $1.41        $ 1.11
  Extraordinary item......................................           --              --         (0.61)
     Total................................................        $1.77           $1.41        $ 0.50
Weighted average common and common equivalent shares
  outstanding.............................................       18,578          17,052        13,620

  The accompanying notes are an integral part of these consolidated financial statements.

              AUTOMOTIVE INDUSTRIES HOLDING, INC. AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF SHAREHOLDERS' INVESTMENT
                                 (IN THOUSANDS)

                                        PREFERRED STOCK        COMMON STOCK       ADDITIONAL              CUMULATIVE
                                       ------------------   -------------------    PAID-IN     RETAINED   TRANSLATION
                                       CLASS A    CLASS B   CLASS A    CLASS B     CAPITAL     EARNINGS   ADJUSTMENT
                                       --------   -------   --------   --------   ----------   --------   ----------
BALANCE, December 28, 1991...........   $   --    $    --     $ 80       $  6      $ 28,414    $ 5,788     $     --
  Net income before dividends........                                                            7,869
  Initial public offering of Class A
    common stock -- 5,381 shares.....                           54                   68,783
  Excercise of warrants -- 369
    shares...........................                            4                    1,216
  Dividends on Series A 9.5%
    cumulative redeemable
    exchangeable preferred stock.....                                                             (988)
  Conversion premium on preferred
    stock............................                                                (1,433)
                                       --------   -------   --------      ---     ----------   --------   ----------
BALANCE, December 26, 1992...........       --         --      138          6        96,980     12,669           --
  Net income.........................                                                           24,019
  Issued in connection with
    acquisition of ASAA
    International, Inc.
      Class A -- 69 shares...........    6,892
      Class B -- 24 shares...........               2,409
  Offering of Class A common stock --
    1,900 shares.....................                           19                   43,994
  Dividends on Class B preferred
    stock............................                                                              (61)
  Sale of stock under Employee Stock
    Discount Purchase Plan --
    4 shares.........................                                                    81
  Exchange of Class B common stock
    for Class A common stock --
    648 shares.......................                            6         (6)
  Exercise of warrants -- 740
    shares...........................                            7                    2,431
  Exercise of options -- 9 shares....                                                   158
                                       --------   -------   --------      ---     ----------   --------   ----------
BALANCE, January 1, 1994.............    6,892      2,409      170         --       143,644     36,627           --
  Net income.........................                                                           32,743
  Dividends on Class B preferred
    stock............................                                                              (69)
  Sale of stock under Employee Stock
    Discount Purchase Plan -- 36
    shares...........................                            1                      826
  Cancellation and redemption of
    preferred stock
      Class A -- 1 share.............      (22)
      Class B -- 24 shares...........              (2,409)
  Exercise of warrants -- 420
    shares...........................                            4                    1,380
  Exercise of options -- 10 shares...                                                   181
  Change in cumulative translation
    adjustment.......................                                                                        (2,506)
                                       --------   -------   --------      ---     ----------   --------   ----------
BALANCE, December 31, 1994...........   $6,870    $    --     $175       $ --      $146,031    $69,301     ($ 2,506)
                                       ========   ========  ========   ========   =========    ========   ==========

  The accompanying notes are an integral part of these consolidated financial statements.

              AUTOMOTIVE INDUSTRIES HOLDING, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                            YEAR ENDED
                                                            ------------------------------------------
                                                            DECEMBER 31,    JANUARY 1,    DECEMBER 26,
                                                                1994           1994           1992
                                                            ------------    ----------    ------------
OPERATING ACTIVITIES:
  Net income.............................................    $   32,743     $   24,019     $    6,881
  Adjustments to reconcile net income to net cash
     provided by operating activities --
     Extraordinary loss on early extinguishment of
       debt..............................................            --             --          8,259
     Non-cash preferred stock dividends..................            --             --            988
     Depreciation and amortization.......................        21,907         15,859         12,013
     Deferred income taxes...............................         8,019            503         (2,392)
     Changes in operating assets and liabilities:
       Accounts receivable...............................       (32,481)          (313)        (7,472)
       Inventories.......................................        (8,613)            77            964
       Other current assets..............................       (13,942)        (5,112)        (2,722)
       Accounts payable and accrued liabilities..........        27,918         (7,559)         2,085
       Income taxes payable..............................         5,163         (4,860)         2,906
       Other assets and liabilities......................       (18,198)        (5,530)            --
                                                            ------------    ----------    ------------
          Net cash provided by operating activities......        22,516         17,084         21,510
                                                            ------------    ----------    ------------
INVESTING ACTIVITIES:
  Capital expenditures, net..............................       (40,461)       (22,369)        (8,927)
  Acquisitions, net of cash acquired.....................       (91,001)       (42,404)        (7,569)
  Other, net.............................................           (80)            --             --
                                                            ------------    ----------    ------------
          Net cash used for investing activities.........      (131,542)       (64,773)       (16,496)
                                                            ------------    ----------    ------------
FINANCING ACTIVITIES:
  Proceeds from stock offerings..........................            --         44,013         68,837
  Proceeds from exercise of warrants and options.........           181          2,596          1,220
  Redemption of preferred stock..........................        (2,431)            --             --
  Dividends on preferred stock...........................           (69)           (61)            --
  Proceeds from sale of stock under Employee Stock
     Discount Purchase Plan..............................           827             81             --
  Conversion premium on preferred stock..................            --             --         (1,433)
  Extraordinary loss on early extinguishment of debt, net
     of non-cash expenses of $5,714......................            --             --         (2,545)
  Proceeds from borrowings...............................       433,683        104,840         53,812
  Repayment of debt......................................      (323,417)      (102,624)      (126,189)
  Other, net.............................................          (910)            --             --
                                                            ------------    ----------    ------------
          Net cash provided by (used for) financing
            activities...................................       107,864         48,845         (6,298)
                                                            ------------    ----------    ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.....        (1,162)         1,156         (1,284)
EFFECT OF EXCHANGE RATE ON CASH..........................             6             --             --
CASH AND CASH EQUIVALENTS:
  Beginning of period....................................         1,156             --          1,284
                                                            ------------    ----------    ------------
  End of period..........................................    $       --     $    1,156     $       --
                                                             ==========      =========     ==========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for --
     Interest............................................    $    8,516     $    8,041     $   10,450
                                                             ==========      =========     ==========
     Income taxes........................................    $   11,515     $   16,171     $    5,109
                                                             ==========      =========     ==========

  The accompanying notes are an integral part of these consolidated financial statements.

              AUTOMOTIVE INDUSTRIES HOLDING, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1994 AND JANUARY 1, 1994

1. ORGANIZATION AND BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of Automotive Industries Holding, Inc. (AIHI) and its wholly owned subsidiaries, Automotive Industries Holding, Ltd. and Automotive Industries, Inc. (Automotive), collectively referred to as the Company. Automotive and its subsidiaries design and manufacture high-quality interior trim systems and components and blow molded plastic components principally for the automotive industry. The Company has twenty manufacturing facilities in North America located in Virginia, Indiana, Kentucky, Michigan, Ohio, Texas, Wisconsin, and Toronto, Ontario, and three manufacturing facilities in the United Kingdom.

2. SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of AIHI and its subsidiaries. All material subsidiaries are wholly owned. All material inter-company accounts and transactions have been eliminated in consolidation.

  Fiscal Year

     The Company's fiscal year ends on the Saturday closest to December 31. Fiscal years 1994 and 1992 consisted of fifty-two weeks while fiscal year 1993 consisted of fifty-three weeks.

  New Accounting Pronouncement

     Effective January 2, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities", which requires a change in accounting for certain investments from cost to fair value. The adoption did not have a material effect on the accompanying consolidated financial statements.

  Cash and Cash Equivalents

     Cash equivalents include overnight investment grade commercial paper with an original maturity of three months or less. Cash equivalents are stated at cost which approximates fair value.

  Inventories

     Inventories are valued at the lower of first-in, first-out (FIFO) cost or market.

     Inventories consisted of the following (in thousands):

                                                                   DECEMBER 31,    JANUARY 1,
                                                                       1994           1994
                                                                   ------------    ----------
        Raw materials...........................................     $ 24,097       $ 11,163
        Work in process.........................................        3,223          3,086
        Finished goods..........................................       14,797          5,089
                                                                   ------------    ----------
                                                                     $ 42,117       $ 19,338
                                                                   ==========        =======

  Excess of Cost Over Billings on Uncompleted Tooling Projects

     Excess of cost over billings on uncompleted tooling projects represents costs incurred by the Company in the development of new tooling used in the manufacture of the Company's products. The Company is

              AUTOMOTIVE INDUSTRIES HOLDING, INC. AND SUBSIDIARIES

                     DECEMBER 31, 1994 AND JANUARY 1, 1994

reimbursed by its customers for the cost of the tooling, at which time the tooling becomes the property of the customer.

  Property, Plant and Equipment

     Additions to property, plant and equipment are stated at cost. For financial reporting purposes, depreciation and amortization are provided using the straight-line method over the following estimated useful lives:

        Buildings and improvements......................................   3 to 30 years
        Machinery and equipment.........................................   3 to 10 years

     Accelerated depreciation methods are used for tax purposes.

     Property, plant and equipment consisted of the following (in thousands):

                                                                         DECEMBER 31,    JANUARY 1,
                                                                             1994           1994
                                                                         ------------    ----------
Land..................................................................     $  7,391       $   2,226
Buildings and improvements............................................       63,818          44,623
Machinery and equipment...............................................      166,390         104,712
Construction in progress..............................................       26,900           7,015
                                                                         ------------    ----------
                                                                            264,499         158,576
Less-Accumulated depreciation.........................................      (50,015)        (34,136)
                                                                         ------------    ----------
                                                                           $214,484       $ 124,440
                                                                         ==========        ========

     Maintenance and repairs are charged to expense as incurred. Major repairs and improvements are capitalized and depreciated. Property, plant and equipment retired or disposed of are removed from the related accounts, and any residual values are charged or credited to income. During the year ended December 31, 1994 the Company capitalized interest of $481,000 related to the construction in progress.

  Other Assets

     Other assets consist principally of the Company's interest in Interiores Automotrices Summa, S.A. de C.V. (IASSA) and capitalized design and engineering costs that will be recovered from the Company's customers as manufactured products are shipped.

  Intangible Assets

     Goodwill represents the excess of the purchase price over the fair value of net assets acquired and is being amortized on a straight-line basis over 40 years. Other intangible assets include debt issuance costs which are amortized over the terms of the related financing using the interest method and license agreements related to the use of certain technologies which are being amortized on a straight-line basis over the lives of the agreements.

  Income Taxes

     The Company follows Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires the use of the liability method in accounting for income taxes. Deferred income taxes are recognized at currently enacted income tax rates to reflect the tax effect of temporary differences between the financial reporting and tax basis of assets and liabilities.

              AUTOMOTIVE INDUSTRIES HOLDING, INC. AND SUBSIDIARIES

                     DECEMBER 31, 1994 AND JANUARY 1, 1994

  Foreign Currency Translation

     Assets and liabilities of the Company's foreign operations are translated using the year-end rates of exchange. Results of operations are translated using the average rates prevailing throughout the period. Translation gains or losses are accumulated as a separate component of shareholders' investment.

  Net Income Per Common and Common Equivalent Share

     Net income per common and common equivalent share amounts are computed by dividing net income by the weighted average number of common and common equivalent shares outstanding. Common equivalent shares include the number of shares issuable upon conversion of the outstanding exchangeable promissory notes and exchangeable preferred stock and upon the exercise of the outstanding warrants and options less the number of shares that could have been purchased with the proceeds from the exercise of the warrants and options based on the average market value of the Class A Common Stock during the year. Net income, for purposes of computing net income per common and common equivalent share, includes interest expense, net of related income tax benefits, on the exchangeable promissory notes and dividends on the exchangeable preferred stock. Net income for purposes of computing net income per common and common equivalent share was $32,935,000 for the year ended December 31, 1994, $24,098,000 for the year ended January 1, 1994 and $6,881,000 for the year ended December 26, 1992.

  Reclassifications

     Certain amounts previously reported in the 1993 and 1992 consolidated financial statements have been reclassified to conform to the 1994 presentation. These reclassifications had no effect on previously reported net income or shareholders' investment.

3. ACQUISITIONS

     In February 1992, the Company acquired the operating assets and assumed the liabilities of Plasta Fiber Industries, Inc. (PFI), a manufacturer of automotive sun visors and die cut insulating products, for a cash purchase price of approximately $5.0 million. In July 1992, the Company acquired the operating assets and assumed the liabilities of Cellasto Plastics Industries, Inc. (Cellasto), a manufacturer of interior trim injection molded products, for cash consideration of approximately $2.4 million, plus the assumption of $4.0 million in debt.

     In May 1993, the Company acquired all of the outstanding common stock of ASAA International, Inc. (ASAA), a manufacturer of interior trim components, for cash consideration and assumption of debt of approximately $34.1 million plus $9.3 million in exchangeable preferred stock. In addition, the former shareholders of ASAA may receive contingent consideration of up to $20 million if certain operating income levels are achieved through 1996. No contingent consideration is payable through December 31, 1994. Based on historical and forecasted operating income levels, the Company does not anticipate any amounts will be payable under this agreement.

     In July 1993, the Company acquired the operating assets and assumed the liabilities of Fibercraft//DESCon Engineering, Inc. (Fibercraft), an advanced design, engineering and program management company for interior trim systems and vehicle platforms, for cash consideration and assumed indebtedness of approximately $10 million plus the issuance of $4.75 million in promissory notes, bearing interest at 6.5%, exchangeable into Class A Common Stock of the Company at the lower of $34.10 per share or the fair value at the date of exchange.

              AUTOMOTIVE INDUSTRIES HOLDING, INC. AND SUBSIDIARIES

                     DECEMBER 31, 1994 AND JANUARY 1, 1994

     In May 1994, the Company acquired all of the outstanding capital stock of John Cotton, Ltd. (Cotton). Cotton, headquartered in Manchester, England, manufactures interior trim components for the European automotive industry. The acquisition consideration for the capital stock of Cotton included approximately $34.0 million in cash and assumption of indebtedness.

     In November 1994, the Company acquired certain operating assets and assumed certain liabilities of the Gulfstream Division of O'Sullivan Corporation (Gulfstream). Gulfstream manufactures interior trim components for the North American automotive industry and has five manufacturing facilities in Ohio and Virginia. Consideration for the acquisition of Gulfstream was approximately $50.0 million in cash and was financed with the proceeds from borrowings under the 8.89% Senior Notes and the Company's Revolving Credit Facility.

     The acquisitions described above have been accounted for as purchases, and, accordingly, the assets acquired and liabilities assumed have been recorded at fair market value as of the date of the acquisition. The assets and liabilities of Cotton and Gulfstream have been recorded based on preliminary estimates of fair market value as of the dates of acquisition. The Company does not believe the final allocation of the purchase price will be materially different than the preliminary allocations. The purchase price in excess of the fair value of the net assets acquired is included in goodwill in the accompanying consolidated balance sheets. Results of operations from the acquired companies have been included in the accompanying consolidated financial statements from the respective dates of acquisition. The pro forma effects of the acquisitions of PFI, Cellasto and Fibercraft for the periods prior to the acquisitions are not material to the Company's financial position or results of operations. Following are unaudited pro forma results of consolidated operations for the years ended December 31, 1994 and January 1, 1994 as if the acquisitions of ASAA, Cotton and Gulfstream were completed at the beginning of the respective periods.

     The unaudited pro forma financial information does not purport to represent what the Company's results of operations would actually have been if such transactions had occurred at such date or to project the Company's future results of operations (in thousands, except per share data):

                                                          PRO FORMA RESULTS FOR THE YEAR ENDED
                                                         --------------------------------------
                                                         DECEMBER 31, 1994      JANUARY 1, 1994
                                                         -----------------      ---------------
                                                                      (UNAUDITED)
        Revenues......................................       $ 686,831             $ 550,778
                                                         =============           ===========
        Operating income..............................       $  70,924             $  58,199
                                                         =============           ===========
        Net income....................................       $  33,874             $  26,612
                                                         =============           ===========
        Weighted average common and common equivalent
          shares outstanding..........................          18,578                17,440
        Net income per common and common equivalent
          share.......................................           $1.83                 $1.49

     In January 1994, the Company completed its acquisition of an initial forty percent interest in IASSA. IASSA, headquartered in Mexico City, is the largest interior trim supplier in Mexico with fiscal 1993 revenues of approximately $35 million. The total cost of the investment was approximately $9.2 million. The investment is being accounted for using the equity method whereby the Company records its proportionate share of income and losses and other increases and decreases in the net assets of IASSA.

              AUTOMOTIVE INDUSTRIES HOLDING, INC. AND SUBSIDIARIES

                     DECEMBER 31, 1994 AND JANUARY 1, 1994

4. SHAREHOLDERS' INVESTMENT

  Public Offerings of Class A Common Stock

     In May 1992, the Company completed an initial public offering (the IPO), including shares issued by the Company pursuant to the underwriters' over-allotment option, of 5,380,784 shares of its Class A Common Stock at $14.00 per share resulting in net proceeds to the Company of approximately $68.8 million after deducting underwriting discounts of $5.2 million and expenses of $1.3 million. In addition, the Company realized proceeds of $1.2 million from the exercise of warrants. The net proceeds of the IPO and exercise of warrants were used to retire the Company's outstanding senior indebtedness.

     In August 1993, the Company completed an offering of an additional 1,900,000 shares of its Class A Common Stock at $24.50 per share. Net proceeds from this offering of approximately $44 million, after deducting underwriting discounts of $2.2 million and expenses of $352,000, and net proceeds of approximately $2.3 million from the exercise of certain warrants were used to retire the $28.7 million 9.5% junior subordinated notes and borrowings outstanding under the Company's revolving credit facility.

  Preferred Stock

     In May 1992, AIHI exercised its option to convert its Series A 9.5% Cumulative Redeemable Exchangeable Preferred Stock with a principal amount of $28.7 million into junior subordinated notes. The cash payment to effect this conversion, $1,433,000, was charged against additional paid-in capital. The Company's Restated Certificate of Incorporation authorizes 10,000,000 shares of preferred stock, none of which have been issued.

     In connection with the Company's acquisition of ASAA described in Note 3, ASAA issued 68,910 shares of its Class A, Series A-2 Exchangeable Preferred Stock (Series A-2 Preferred Stock) and 24,090 shares of its Class B, Series B-2 Exchangeable Preferred Stock (Series B-2 Preferred Stock) with a total face amount of $9.3 million. The Series B-2 Preferred Stock, which was redeemed by the Company in September 1994 for a cash payment of approximately $2.4 million, had a stated dividend rate of 4% per annum. The Series A-2 Preferred Stock has no stated dividend rate. The Series A-2 Preferred Stock is exchangeable, at the option of the holder, into the Company's Class A Common Stock at the lower of $28.88 per share or the fair value at the date of exchange. In addition, the Company may, at its option under certain circumstances, redeem the Series A-2 Preferred Stock at its face amount.

  Common Stock

     The holder of each share of Class A Common Stock outstanding is entitled to one vote per share. Class B Common Stock is nonvoting. During the year ended January 1, 1994, the holder of the Class B Common Stock exercised its option to convert the Class B Common Stock to Class A Common Stock.

  Warrants to Purchase Common Stock of AIHI

     In connection with the IPO, certain holders exercised warrants to acquire 369,216 shares of Class A Common Stock. Total proceeds to the Company from the warrant exercise were approximately $1.2 million. In connection with the August 1993 offering, certain holders exercised warrants to acquire 707,000 shares of Class A Common Stock. Total proceeds to the Company from the warrant exercise were approximately $2.3 million. In December 1993, a holder exercised warrants to acquire 32,845 shares of Class A Common Stock resulting in proceeds to the Company of $108,000. In October 1994, a holder exercised warrants to acquire 420,000 shares of Class A Common Stock. The exercise price of the warrants, $1,384,000, was paid by the holder through a reduction in the 8.75% Senior Note due to the holder.

              AUTOMOTIVE INDUSTRIES HOLDING, INC. AND SUBSIDIARIES

                     DECEMBER 31, 1994 AND JANUARY 1, 1994

     As of December 31, 1994, the Company had warrants outstanding to acquire up to 633,497 shares of Class A Common Stock at an exercise price of $3.30 per share. The warrants can be exercised anytime before their expiration in October 2001.

  Stock Option Plan

     In May 1992, the Company's board of directors adopted an employee stock option plan (the Plan) that provides for the issuance of options to acquire up to 790,000 shares of the Company's Class A Common Stock. The option exercise price must be at least 100% of the fair value of Class A Common Stock at the time of the issuance of the option. Non-qualified stock options granted under the Plan generally vest ratably over 5 years and expire 10 years from the date of grant.

     Information regarding the Plan is as follows:

                                                             SHARES UNDER       EXERCISE
                                                                OPTION           PRICES
                                                             ------------    --------------
        Outstanding at December 28, 1991..................           --                  --
          Granted.........................................      184,600      $       16.875
                                                             ------------    --------------
        Outstanding at December 26, 1992..................      184,600              16.875
          Granted.........................................      294,500       15.875-24.500
          Exercised.......................................       (9,360)             16.875
          Terminated......................................      (10,700)             16.875
                                                             ------------    --------------
        Outstanding at January 1, 1994....................      459,040       15.875-24.500
          Granted.........................................      154,500              27.750
          Exercised.......................................      (10,320)      15.875-24.500
          Terminated......................................      (39,280)      15.875-27.750
                                                             ------------    --------------
        Outstanding at December 31, 1994..................      563,940      $16.000-27.750
                                                             ==========       =============

     As of December 31, 1994, 122,646 options are fully vested and exercisable.

  Employee Stock Discount Purchase Plan

     In May 1993, the Company's shareholders approved the adoption of the Employee Stock Discount Purchase Plan (ESDPP) which provides for the sale of up to 500,000 shares of Class A Common Stock to eligible employees. Under the terms of the ESDPP, eligible employees can authorize payroll deductions of up to $5,200 per year for the purchase of Class A Common Stock. The Class A Common Stock is purchased at 85% of the market price, as defined. During the years ended December 31, 1994 and January 1, 1994, 36,077 and 3,854 shares of Class A Common Stock were issued pursuant to the ESDPP, respectively.

              AUTOMOTIVE INDUSTRIES HOLDING, INC. AND SUBSIDIARIES

                     DECEMBER 31, 1994 AND JANUARY 1, 1994

5. DEBT

     Debt consisted of the following (in thousands):

                                                                         DECEMBER 31,    JANUARY 1,
                                                                             1994           1994
                                                                         ------------    ----------
Senior Notes, due December 2004, unsecured, principal payable in installments beginning in 1998, interest at 8.89%, payable
  semi-annually.......................................................     $ 40,000       $     --
Senior Notes, due April 2000, unsecured, principal payable in installments beginning in 1998, interest at 8.75%, payable
  semi-annually.......................................................       39,508         40,892
Borrowings under Revolving Credit Facility, $20,005 at prime (8.5% at
  December 31, 1994 and 6% at January 1, 1994), and $83,590 at
  LIBOR-based borrowings (6.625% at December 31, 1994 and 4.125% at
  January 1, 1994)....................................................      103,595         36,500
Borrowings under United Kingdom revolving credit facility, interest at
  bank base rate plus 1.95% (8.2% at December 31, 1994)...............        8,509             --
Promissory Notes, due July 2003, unsecured, interest at 6.5% payable
  semi-annually, exchangeable into Class A Common Stock...............        4,750          4,750
Other, including obligations under capital leases and Industrial
  Revenue Bonds.......................................................       24,407         13,549
                                                                         ------------    ----------
                                                                            220,769         95,691
Less- Current maturities..............................................       (3,849)        (1,862)
                                                                         ------------    ----------
                                                                           $216,920       $ 93,829
                                                                         ==========        =======

     Future maturities of long-term debt are as follows as of December 31, 1994 (in thousands):

        1995...............................................................   $  3,849
        1996...............................................................      6,898
        1997...............................................................      2,320
        1998...............................................................     54,187
        1999...............................................................     99,723
        Thereafter.........................................................     53,792
                                                                              --------
                                                                              $220,769
                                                                              ========

     The Company has an unsecured Revolving Credit Facility which expires in December 1999 and provides for borrowings up to $175 million at an interest rate of LIBOR plus .625% or prime. On December 2, 1997, the lower of $80 million or the amount outstanding under the Revolving Credit Facility converts to a term loan, payable in eight equal quarterly installments. The remaining $95 million of availability remains a Revolving Credit Facility.

     As of December 31, 1994, approximately $16.4 million of the amounts outstanding under the Revolving Credit Facility is in British pound sterling denominated borrowings.

     The Company also has an unsecured Revolving Credit Facility in the United Kingdom. This facility expires in April 1995. As of December 31, 1994, $8.5 million is outstanding under this Revolving Credit Facility.

     The debt agreements described above contain various restrictive covenants which, among other matters, require the Company to maintain minimum consolidated net worth levels, as defined, and certain financial ratios. The agreements also limit additional indebtedness, capital expenditures and cash dividends. The Company was in compliance with all debt covenants as of December 31, 1994.

              AUTOMOTIVE INDUSTRIES HOLDING, INC. AND SUBSIDIARIES

                     DECEMBER 31, 1994 AND JANUARY 1, 1994

6. INCOME TAXES

     The income tax provision consisted of the following (in thousands):

                                                                              YEAR ENDED
                                                              ------------------------------------------
                                                              DECEMBER 31,    JANUARY 1,    DECEMBER 26,
                                                                  1994           1994           1992
                                                              ------------    ----------    ------------
Currently payable..........................................     $ 13,806       $ 15,481       $ 13,354
Deferred...................................................        8,019            503         (2,392)
                                                              ------------    ----------    ------------
                                                                $ 21,825       $ 15,984       $ 10,962
                                                              ==========        =======     ==========

     The deferred provision (benefit) consisted of the following (in thousands):

                                                                              YEAR ENDED
                                                              ------------------------------------------
                                                              DECEMBER 31,    JANUARY 1,    DECEMBER 26
                                                                  1994           1994           1992
                                                              ------------    ----------    ------------
Depreciation lives and methods.............................      $4,181         $ (663)       $    (94)
Reserves and accruals deductible in different periods for
  tax reporting purposes...................................       3,838          1,166          (2,298)
                                                              ------------    ----------    ------------
                                                                 $8,019         $  503        $ (2,392)
                                                              ==========       =======      ==========

     A reconciliation of income taxes at the statutory rates to the provision for income taxes is as follows (in thousands):

                                                                       YEAR ENDED
                                                       ------------------------------------------
                                                       DECEMBER 31,    JANUARY 1,    DECEMBER 26,
                                                           1994           1994           1992
                                                       ------------    ----------    ------------
        Taxes at statutory rates....................     $ 19,099       $ 14,001       $  9,211
        State income taxes, net of federal
          benefit...................................        2,093          1,430            948
        Effect of permanent differences primarily
          goodwill amortization and other...........          633            553            803
                                                       ------------    ----------    ------------
        Provision for income taxes..................     $ 21,825       $ 15,984       $ 10,962
                                                       ==========        =======     ==========

     A summary of deferred tax liabilities (assets) is as follows (in thousands):

                                                                   DECEMBER 31,    JANUARY 1,
                                                                       1994           1994
                                                                   ------------    ----------
        Depreciation lives and methods..........................     $ 13,341       $ 11,669
        Reserves and accruals deductible in different periods
          for tax reporting purposes............................       (8,714)        (7,607)
                                                                   ------------    ----------
        Net deferred tax liability..............................     $  4,627       $  4,062
                                                                   ==========        =======

7. MAJOR CUSTOMERS

     The Company sells directly to each of the three major domestic automobile manufacturers, to certain of the Japanese manufacturers operating in North America and to certain automobile manufacturers operating in

              AUTOMOTIVE INDUSTRIES HOLDING, INC. AND SUBSIDIARIES

                     DECEMBER 31, 1994 AND JANUARY 1, 1994

Europe. Following is a summary of customers that accounted for more than 10% of consolidated revenues for each of the three years in the period ended December 31, 1994:

                                                                     YEAR ENDED
                                                    --------------------------------------------
                                                    DECEMBER 31,     JANUARY 1,     DECEMBER 26,
                                                        1994            1994            1992
                                                    ------------     ----------     ------------
        Ford.....................................        45%             49%             50%
        General Motors...........................        17%             17%             18%
        Chrysler.................................        12%             13%             15%

     Receivables from these three customers represented 62% of total accounts receivable at December 31, 1994, and 75% of total accounts receivable at January 1, 1994.

8. RELATED-PARTY TRANSACTIONS

     The Company paid underwriting fees to a shareholder of approximately $1.3 million in connection with the IPO, and $2.1 million in connection with the August 1993 offering.

     The Company paid Hidden Creek Industries, an affiliate of the Company, $600,000 during the year ended December 31, 1994 and $300,000 during the year ended January 1, 1994 for acquisition related services.

9. EMPLOYEE BENEFIT PLANS

     The Company sponsored three defined benefit pension plans in 1994 and two defined benefit pension plans in 1993 and 1992 which cover employees at certain manufacturing facilities. The Company's policy is to make annual contributions to the plan to fund the normal cost and the unfunded frozen initial liability over 20 years.

     Net pension expense consisted of the following (in thousands):

                                                                              YEAR ENDED
                                                              ------------------------------------------
                                                              DECEMBER 31,    JANUARY 1,    DECEMBER 26,
                                                                  1994           1994           1992
                                                              ------------    ----------    ------------
Service cost-benefits earned during the period.............      $  720         $  550         $  382
Interest cost on projected benefit obligation..............         244            201            157
Return on plan assets......................................         363           (278)          (263)
Net amortization and deferral..............................        (510)           141            128
                                                              ------------    ----------    ------------
Net pension expense........................................      $  817         $  614         $  404
                                                              ==========       =======      ==========

              AUTOMOTIVE INDUSTRIES HOLDING, INC. AND SUBSIDIARIES

                     DECEMBER 31, 1994 AND JANUARY 1, 1994

     The funded status of the Company's plans as of October 1 is as follows (in thousands):

                                                                                1994      1993
                                                                               ------    ------
Actuarial present value of:
  Vested benefit obligation.................................................   $1,596    $2,438
                                                                               ======    ======
  Accumulated benefit obligation............................................   $2,244    $3,345
                                                                               ======    ======
  Projected benefit obligation..............................................   $3,108    $4,438
Plan assets at fair value...................................................    3,104     2,988
                                                                               ------    ------
  Projected benefit obligation in excess of plan assets.....................        4     1,450
  Unrecognized net gain (loss)..............................................      547      (853)
  Prior service cost........................................................     (376)     (405)
  Adjustment to recognize minimum liability.................................       --       707
                                                                               ------    ------
Accrued pension costs.......................................................   $  175    $  899
                                                                               ======    ======

     Accumulated and projected benefit obligation is determined using an assumed discount rate of 7.25% for hourly plan and 7.50% for the salaried plan in 1994 and 5.75% for both plans in 1993. The averaged assumed long-term rate of return on assets is 7.75% in 1994 and 1993. Plan assets consist principally of investments in annuity contracts.

10. COMMITMENTS AND CONTINGENCIES

  Leases

     The Company leases office and warehouse space under operating lease agreements which require the Company to pay maintenance, insurance, taxes and other expenses in addition to annual rentals. Future annual rental commitments under these leases are as follows (in thousands):

                                        YEAR                                   AMOUNT
        --------------------------------------------------------------------   -------
        1995................................................................   $ 4,467
        1996................................................................     3,174
        1997................................................................     2,407
        1998................................................................     1,449
        1999................................................................     1,380
        Thereafter..........................................................     2,193
                                                                               -------
                                                                               $15,070
                                                                               =======

     Rent expense under the leases was $4,550,000 for the year ended December 31, 1994, $2,526,000 for the year ended January 1, 1994 and $448,000 for the year ended December 26, 1992.

  Contingencies

     In the normal course of business, the Company becomes involved with potential litigation and other matters which could lead to contingent obligations. Management believes it has provided adequate reserves for any such contingencies and that they will not have any material effect on the Company's financial position or results of operations.

              AUTOMOTIVE INDUSTRIES HOLDING, INC. AND SUBSIDIARIES

                     DECEMBER 31, 1994 AND JANUARY 1, 1994

11. QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following is a condensed summary of actual quarterly results of operations for 1994 and 1993 (in thousands except per share amounts):

                                                                                              NET INCOME
                                                                                              PER COMMON
                                                                                              AND COMMON
                                                     GROSS       OPERATING                    EQUIVALENT
                                       REVENUES      PROFIT       INCOME       NET INCOME       SHARE
                                       --------     --------     ---------     ----------     ----------
1994:
  First.............................   $107,736     $ 21,633      $12,921       $  6,755        $ 0.37
  Second............................    129,021       28,962       18,822         10,080          0.55
  Third.............................    122,188       23,345       12,810          6,352          0.35
  Fourth............................    153,815       29,943       19,333          9,556          0.52
                                       --------     --------     ---------     ----------     ----------
                                       $512,760     $103,883      $63,886       $ 32,743        $ 1.77
                                       ========     ========      =======       ========      ==========
1993:
  First.............................   $ 78,835     $ 15,468      $10,240       $  4,880        $ 0.31
  Second............................     92,060       20,498       13,823          6,994          0.43
  Third.............................     82,828       17,397       10,119          4,972          0.28
  Fourth............................     94,995       21,550       12,959          7,173          0.39
                                       --------     --------     ---------     ----------     ----------
                                       $348,718     $ 74,913      $47,141       $ 24,019        $ 1.41
                                       ========     ========      =======       ========      ==========

     The sum of the quarterly net income per common and common equivalent share for the year ended December 31, 1994 does not equal the total for the year due to the effect of outstanding options, warrants, exchangeable preferred stock and exchangeable promissory notes.

________________________________________________________________________________


EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS.


     On July 7, 1995, the Company completed the acquisition of (i) all of the outstanding limited partnership interests of Plastifol GmbH & Co. KG, (ii) all of the outstanding partnership interests of Manfred Rothe KG and (iii) all of the outstanding shares of Plastifol Verwaltungs GmbH (the entities referred to in clauses (i), (ii) and (iii) are referred to herein collectively as "Plastifol"). Plastifol, headquartered near Munich, Germany, supplies interior trim systems and components to the European automotive industry. Plastifol had 1994 revenues of approximately $75 million. Total consideration for the partnership interests and stock of Plastifol was approximately $60 million and was financed with borrowings under the Company's revolving credit facility.

     On August 17, 1995, Lear Seating Corporation, through its wholly owned subsidiary, AIHI Acquisition Corp. ("Acquisition Sub"), acquired (the "Tender Offer Acquisition") 16,928,204 shares of Class A Common Stock, par value $.01 per share, (the "Shares") of AIHI representing approximately 96.4% of the outstanding shares of AIHI, at a purchase price of $33.50 per share. The Tender Offer Acquisition occurred in accordance with an Agreement and Plan of Merger (the "Merger Agreement") dated as of July 16, 1995, among the Company, Acquisition Sub and AIHI whereby the Company, through Acquisition Sub, agreed to purchase all of the outstanding Shares of AIHI. On August 22, 1995, pursuant to the terms of the Merger Agreement, the Company acquired the remaining shares of AIHI pursuant to a second-step merger of Acquisition Sub with and into AIHI at a purchase price of $33.50 per share, and AIHI became a direct wholly-owned subsidiary of the Company.

             AUTOMOTIVE INDUSTRIES HOLDING, INC. AND SUBSIDIARIES

               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                          FOR THE THREE MONTHS ENDED

         (Amounts in Thousands Except per Share Amounts - Unaudited)


                                                                          July 1, 1995         July 2, 1994
                                                                          ------------         ------------
Revenues                                                                      $188,376             $129,021
Cost of sales                                                                  150,358              100,059
                                                                          ------------         ------------
        Gross profit                                                            38,018               28,962

Selling, general and administrative expenses                                    12,124                8,988

Amortization expense                                                             1,294                1,152
                                                                          ------------         ------------
        Operating income                                                        24,600               18,822

Interest expense, net                                                            4,414                1,911
                                                                          ------------         ------------
        Income before income taxes                                              20,186               16,911

Provision for income taxes                                                       8,034                6,831
                                                                          ------------         ------------
        Net income                                                             $12,152              $10,080
                                                                          ============         ============
        Net income available to common shareholders                            $12,197              $10,128
                                                                          ============         ============
        Net income per common and
          common equivalent share                                                $0.66                $0.55
                                                                          ============         ============
         Weighted average number of
          common and common equivalent
          shares outstanding                                                    18,600               18,569
                                                                          ============         ============


     The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

             AUTOMOTIVE INDUSTRIES HOLDING, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                           FOR THE SIX MONTHS ENDED

         (Amounts in Thousands Except per Share Amounts - Unaudited)

                                                        July 1, 1995         July 2, 1994
                                                        ------------         ------------
Revenues                                                  $377,086             $236,757
Cost of sales                                              304,099              186,162
                                                          --------             --------
        Gross profit                                        72,987               50,595

Selling, general and administrative expenses                24,930               16,628

Amortization expense                                         2,614                2,224
                                                          --------             --------
        Operating income                                    45,443               31,743

Interest expense, net                                        8,953                3,577
                                                          --------             --------
        Income before income taxes                          36,490               28,166

Provision for income taxes                                  14,556               11,331
                                                          --------             --------
        Net income                                        $ 21,934             $ 16,835
                                                          ========             ========
        Net income available to
            common shareholders                           $ 22,024             $ 16,931
                                                          ========             ========
        Income per common and common
            equivalent share                                 $1.18                $0.91
                                                          ========             ========
        Weighted average number of
            common and common equivalent
            shares outstanding                              18,640               18,569
                                                          ========             ========

     The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

             AUTOMOTIVE INDUSTRIES HOLDING, INC. AND SUBSIDIARIES


                    CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Amounts in thousands)


                    Assets                                                      July 1, 1995            Dec. 31, 1994
-------------------------------------------------                               ------------            -------------
                                                                                (unaudited)
Current assets:
    Cash and cash equivalents                                                       $     --                 $     --
    Accounts receivable                                                              123,223                  107,106
    Inventories                                                                       41,971                   42,117
    Other current assets                                                              40,597                   38,386
                                                                                    --------                 --------
        Total current assets                                                         205,791                  187,609

Property, plant and equipment, net                                                   233,448                  214,484

Other assets                                                                          25,683                   16,932

Goodwill and other intangible assets, net                                            146,424                  148,392
                                                                                    --------                 --------

                                                                                    $611,346                 $567,417
                                                                                    ========                 ========

        Liabilities and Shareholders' Investment
--------------------------------------------------------

Current liabilities:
    Current maturities of long-term debt                                            $  3,909                $   3,849
    Accounts payable                                                                  75,371                   63,654
    Accrued liabilities                                                               23,698                   20,817
    Income taxes payable                                                              14,649                    7,897
                                                                                   ---------                ---------

        Total current liabilities                                                    117,627                   96,217

Long-term debt, net of current maturities                                            221,066                  216,920
Deferred income taxes                                                                  4,437                    4,627
Other noncurrent liabilities                                                          26,889                   29,782

Shareholders' investment:
    Exchangeable preferred stock                                                       6,861                    6,870
    Common stock                                                                         175                      175
    Additional paid-in capital                                                       146,586                  146,031
    Retained earnings                                                                 91,235                   69,301
    Cumulative translation adjustment                                                 (3,530)                  (2,506)
                                                                                    --------                 --------

        Total shareholders' investment                                               241,327                  219,871
                                                                                    --------                 --------
                                                                                    $611,346                 $567,417
                                                                                    ========                 ========



    The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

             AUTOMOTIVE INDUSTRIES HOLDING, INC. AND SUBSIDIARIES


               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           FOR THE SIX MONTHS ENDED

                      (Amounts in Thousands - Unaudited)





                                                             July 1, 1995          July 2, 1994
                                                             ------------          ------------
OPERATING ACTIVITIES:
  Net income                                                   $21,934               $16,835
  Adjustments to reconcile net income to
     net cash provided by operating activities -
        Depreciation and amortization                           14,966                10,135
        Changes in other operating items                       (10,302)              (17,151)
                                                             ---------             ---------
     Net cash provided by operating activities                  26,598                 9,819
                                                             ---------             ---------

INVESTING ACTIVITIES:
  Capital expenditures, net                                    (30,792)              (18,617)
  Acquisitions, net of cash acquired                                --               (42,658)
  Changes in other assets, net                                  (2,927)                  (46)
                                                             ---------             ---------
     Net cash used in investing activities                     (33,719)              (61,321)
                                                             ---------             ---------

FINANCING ACTIVITIES:
  Proceeds from borrowings                                     225,412               180,241
  Repayment of debt                                           (218,821)             (130,273)
  Other, net                                                       547                   378
                                                             ---------             ---------
     Net cash provided by financing activities                   7,138                50,346
                                                             ---------             ---------

NET CHANGE IN CASH AND CASH EQUIVALENTS                             17                (1,156)

EFFECT OF EXCHANGE RATE ON CASH                                    (17)                   --

CASH AND CASH EQUIVALENTS:
  Beginning of period                                               --                 1,156
                                                             ---------             ---------
  End of period                                                     $0                    $0
                                                             =========             =========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for --
     Interest                                                   $8,125                $3,466
                                                             =========             =========
     Income taxes                                               $7,804                $5,324
                                                             =========             =========


     The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

             AUTOMOTIVE INDUSTRIES HOLDING, INC. AND SUBSIDIARIES
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1. The condensed consolidated financial statements have been prepared by Automotive Industries Holding, Inc. (the "Company"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished in the condensed consolidated financial statements includes normal recurring adjustments and reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of such financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. Although the Company believes that the disclosures are adequate to make the information presented not misleading, it is suggested that these condensed consolidated financial statements be read in conjunction with the audited financial statements and the notes thereto included in the Company's 1994 Annual Report to Shareholders.

        Revenues and operating results for the three months and six months ended July 1, 1995 are not necessarily indicative of the results to be expected for the full year.

2.      Inventories, which are valued at the lower of first-in, first-out
        (FIFO) cost or market, consisted of the following (in thousands):


                                            July 1, 1995   December 31, 1994
                                            ------------   -----------------
                Raw materials                   $23,391         $24,097
                Work-in-process                   6,370           3,223
                Finished goods                   12,210          14,797
                                                -------         -------
                                                $41,971         $42,117
                                                =======         =======


3. In December 1994, the Company acquired certain operating assets and assumed certain liabilities of the Gulfstream Division of O'Sullivan Corporation (Gulfstream). Gulfstream manufactures interior trim components for the North American automotive industry and has five manufacturing facilities in Ohio and Virginia. Consideration for the acquisition of Gulfstream was approximately $50.0 million in cash and was financed with the proceeds from borrowings under the 8.89% Senior Notes and the Company's Revolving Credit Facility.

        In May 1994, the Company acquired all of the outstanding capital stock of John Cotton (Colne) Limited (Cotton). Cotton, headquartered in Manchester, England manufactures interior trim components for the European automotive industry. The acquisition consideration for the capital stock of Cotton included approximately $34.0 million in cash and assumption of $10.6 million of indebtedness. The cash acquisition consideration was financed through the Company's existing revolving line of credit.

        The acquisitions of Cotton and Gulfstream have been accounted for as purchases and, accordingly, their assets acquired and liabilities assumed have been recorded at fair market value as of the dates of the acquisitions. The assets and liabilities of Cotton and Gulfstream have been recorded based on preliminary estimates of fair market value as of the dates of acquisition. The Company does not believe the final allocation of the purchase price will be materially different than the preliminary allocations. The purchase price in excess of the fair value of the net assets acquired is included in goodwill in the accompanying condensed consolidated balance sheets. Results of operations from the acquired companies have been included in the accompanying condensed consolidated financial statements from the respective dates of acquisition. Following are unaudited pro forma results of consolidated operations for the six months ended July 2, 1994 as if the acquisitions of Cotton and Gulfstream were completed at the beginning of the period. The unaudited pro forma financial information does not purport to represent what the Company's results of operations would actually have been if such transactions had occurred at such date (in thousands, except per share data):


                                                      Six Months
                                                         Ended
                                                     July 2, 1994
                                                     ------------
Revenues                                                $343,045
                                                     =============

Operating income                                         $36,151
                                                     =============
Net income available to
  common shareholders                                    $18,024
                                                     =============

Weighted average common and
  common equivalent shares
  outstanding                                             18,569
                                                     =============
Net income per common and
   common equivalent share                                 $0.97
                                                     =============


4. In February 1995, the Company borrowed an additional $25 million pursuant to its 8.89% Senior Notes. Proceeds from the borrowings were used to retire borrowings outstanding under the Company's revolving credit facility.

5. On July 7, 1995, the Company completed the acquisition of (i) all of the outstanding limited partnership interests of Plastifol GmbH & Co. KG,
    (ii) all of the outstanding partnership interests of Manfred Rothe KG and
    (iii) all of the outstanding shares of Plastifol Verwaltungs GmbH (the entities referred to in clauses (i), (ii) and (iii) are referred to herein collectively as "Plastifol"). Plastifol, headquartered near Munich, Germany, supplies interior trim systems and componets to the European automotive industry. Plastifol had 1994 revenues of approximately $75 million. Total consideration for the partnership interests and stock of Plastifol was approximately $60 million and was financed with borrowings under the Company's revolving credit facility.

    On July 16, 1995, the Company, Lear Seating Corporation ("Lear") and
    AIHI Acquisition Corp., a wholly owned subsidiary of Lear ("Purchaser"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which (i) Purchaser was to commence a tender offer to purchase, for cash, all of the outstanding shares of the Company's Class A Common Stock at a price of $33.50 per share (the "Offer") and (ii) following the completion of the Offer and the satisfaction of certain conditions, Purchaser was to merge with and into the Company (the "Merger"). The Company's board of directors (the "Board") unanimously approved the Offer and the Merger and determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the shareholders of the Company. Accordingly, the Board recommended that shareholders of the Company accept the Offer and tender all of their shares pursuant thereto.

On July 20, 1995, Purchaser commenced the Offer and the Company filed with the Securities and Exchange Commission a Schedule 14D-9, which contained certain information regarding the Offer and the Merger, including the approval and recommendation of the Board and information considered by the Board prior to approving and recommending the Offer and Merger. The Offer is conditioned upon, among other things, (i) there being validly tendered prior to the expiration of the Offer and not withdrawn that number of shares which, together with the shares then owned by Lear, represents at least a majority of the shares outstanding on a fully diluted basis; (ii) Lear having received the financing necessary to consummate the Offer and the Merger from Chemical Bank and Chemical Securities Inc. and (iii) other customary conditions, including antitrust approval. The Offer will expire on August 16, 1995, unless it is extended pursuant to the Merger Agreement.

                           PLASTIFOL GmbH & CO. KG

                 FINANCIAL STATEMENTS AS OF DECEMBER 31, 1994

Table of Contents


1.  Independent Auditors' report

2.  Balance sheet of December 31, 1994

3. Profit and loss statement for the period from January 1, 1994 to December 31, 1994

4.  Cash flow statement for the year ended December 31, 1994

5.  Voluntary notes to the financial statements

6. Significant differences between German and United States Generally Accepted Accounting Principles

                         INDEPENDENT AUDITORS' REPORT



The Board of Directors and Shareholders

Plastifol GmbH & Co. KG


We have audited the accompanying balance sheet of Plastifol GmbH & Co. KG as of 31 December 1994 and the related profit and loss account and cash flow statement for the year then ended. The financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Plastifol GmbH & Co. KG as of 31 December 1994 and the results of their operations and their cash flow for the year then ended in conformity with generally accepted accounting principles in Germany.

Accounting principles generally accepted in Germany vary in certain significant respects from accounting principles generally accepted in the United States. A narrative description of certain significant differences, as applicable to Plastifol GmbH & Co. KG, is included as an annex to the financial statements.


Munich, Germany                            KPMG Deutsche Treuhand-Gesellschaft
August 23, 1995                            Aktiengesellschaft
                                           Wirtschaftsprufungsgesellschaft

                           PLASTIFOL GmbH & CO. KG

                    BALANCE SHEET AS AT DECEMBER 31, 1994


ASSETS
                                                      as of December 31, 1994
                                                  ----------------------------------
                                                      DM                DM
A. FIXED ASSETS
   I.  PROPERTY, PLANT AND EQUIPMENT
       1.  Technical equipment, machinery          2,681,328,00
       2.  Other equipment                           962,737,00
       3.  Advances paid and construction in
           progress                                  207,736,16      3,851,801,16
  II.  FINANCIAL ASSETS
       Investments                                                   1,055,000,00

B. CURRENT ASSETS
   I.  INVENTORY
       1.  Raw materials and supplies              3,371,702,74
       2.  Work-in-process                           178,764,00
       3.  Finished goods                          1,611,760,00
       4.  Advances paid                           1,546,190,40
                                                  -------------
                                                   6,708,417,14
           LESS
           Advances received                               0,00      6,708,417,14
                                                  -------------
  II.  ACCOUNTS RECEIVABLE AND OTHER
       ASSETS
       1.  Trade receivables                      13,684,157,37
       2.  Accounts receivable due from
           affiliates                              3,522,264,29
       3.  Other assets                              122,487,56     17,328,909,22
                                                  -------------
 III.  CASH AT BANK AND IN HAND                                     19,098,599,43
                                                                   --------------
                                                                    48,042,726,95
                                                                   ==============

EQUITY AND LIABILITIES
                                                                                              Allocation
                                   Balance at    Adjustments for    Withdrawals                 of net               Balance at
                                January 1, 1994   tax audit(1)    reclassification              income           December 31, 1994
                                ---------------   -----------     ----------------          -------------        -----------------
                                     DM              DM                DM                        DM                    DM
A.  EQUITY
    I.  Unlimited partners
        --no shareholding--
   II.  Limited partners
        Capital accounts        12,196,688,00            0,00               0,00                103,312,00        12,300,000,00
        Current accounts         7,359,458,57      737,374,88      -8,248,873,19             17,351,708,49        17,199,668,75
                                -------------      ----------      -------------             --------------      --------------
                                19,556,146,57      737,374,88      -8,248,873,19             17,455,020,49        29,499,668,75
                                =============      ==========      =============             =============       ==============

B.  SPECIAL RESERVES WITH
    EQUITY PORTION

    Reserve acc. to Sect. 34,
      Para. 5 EStR                                                                                                  725,534,00

C.  ACCRUALS
    1.  Accrual for pensions and
        similar obligations                                                                    347,256,00
    2.  Tax accruals                                                                         2,010,000,00
    3.  Other accruals                                                                       3,471,100,00         5,828,356,00
                                                                                             ------------
D.  LIABILITIES
    1.  Trade payables                                                                       7,257,836,60
    2.  Liabilities due to affiliates                                                          410,905,33
    3.  Other liabilities                                                                    4,320,426,27        11,989,168,20
                                                                                             ------------        -------------
                                                                                                                 18,543,058,20
                                                                                                                 -------------

                                                                                                                 48,042,726,95
                                                                                                                 =============

(1)  adjusted without affecting the profit and loss statement.

PLASTIFOL GmbH & CO. KG

PROFIT AND LOSS STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 1994

                                                                                                  1994
                                                                                     ----------------------------------
                                                                                          DM                    DM
1.  Turnover                                                                                              106.038.627.56
2.  Increase/decrease in finished goods and work-in-process                                                   200.196.10
3.  Other operating income                                                                                  4.879.293.84
4.  Material costs
    a)  Cost of raw materials, supplies and merchandise                              47.238.760.06
    b)  Cost of purchased services                                                       27.516.70         47.266.276.76
                                                                                     -------------
5.  Personnel expenses
    a)  Wages and salaries                                                           22.096.840.14
    b)  Social security, pensions and other benefit costs                             3.959.803.95
         --thereof for pensions - DM  74.773.00--                                                          26.056.644.09
                                                                                     -------------
6.  Depreciation                                                                                            4.525.518.92
    --thereof accelerated depreciation DM 2.114.127.00--
7.  Other operating expenses                                                                               13.294.113.22
    --thereof addition to special reserve with equity portion DM 0.00

8.  Other interest and similar income                                                                       1.139.099.85
9.  Interest and similar expenses                                                                              86.474.85
10. Expense due to transfer to losses                                                                         226.436.95
                                                                                                           -------------
    Results from ordinary activities                                                                       20.801.752.56
11. Income taxes                                                                                            3.204.685.50
12. Other taxes                                                                                               142.046.57
                                                                                                           -------------
13. Net profit for the year (1)                                                                            17.455.020.49
                                                                                                           =============








(1) before interest relating to current accounts

PLASTIFOL GmbH & CO. KG
CASH FLOW STATEMENT FOR THE YEAR ENDED DECEMER 31, 1994


                                                                     KDM
I.   CASH FLOWS FROM OPERATIONS
     1.  Net profit                                                 17,455
     2.  Depreciation                                              + 4,526
     3.  Decrease in special reserves with equity portion          - 5,063
                                                                   -------
                                                                    16,918
     4.  Increase in inventory                                     - 2,058
     5.  Increase in trade receivables                             - 4,224
     6.  Increase in trade payables                                + 2,646
     7.  Increase in short-term accruals                           + 1,765
                                                                   -------
                                                                    15,047
     8.  Increase in other assets                                    - 182
     9.  Decrease in other liabilities                             - 6,822
                                                                   -------
     Cash-flow from operations                                       8,043
                                                                   -------

II.  CASH FLOWS FROM INVESTMENTS
     1.  Investments in fixed assets                               - 4,753
     2.  Disposals of fixed assets                                    + 41
                                                                   -------
                                                                   - 4,712
                                                                   -------

III. CASH FLOWS FROM FINANCING ACTIVITIES
     Withdrawals/Paid to the limited partners                      - 7,512
                                                                   -------

                                                          KDM
     Cash at beginning of period                          23.280
     Cash at end of period                                19.099   - 4.181
                                                          ------   =======

               VOLUNTARY NOTES TO THE 1994 FINANCIAL STATEMENTS
               -- NOT REQUIRED BY GERMAN LAW FOR THE COMPANY --


General
-------
The Company is a limited partnership under German law and is registered with the German Commercial Register of the District Court of Munich/Germany. The personally liable (unlimited) partner is Plastifol Verwaltungs GmbH, Ebersberg/Germany. The unlimited partner does not participate in the Company's equity. Management and representation of the Company is performed by the unlimited partner. General managers of the Company were Mr. Michael Kobe and (since July 1, 1994) Ms. Franziska Schedlbauer.

Accounting policies
-------------------

The financial statements have been prepared in accordance with Sections
238 - 256 of the German Commercial Code (HGB); with respect to the classification, Section 266 and Section 275 have been applied as deemed appropriate. As the Company operates as a partnership, such provisions of the HGB provide that footnotes to the financial statement are optional. The Company has provided certain footnote information for the benefit of the reader.

No changes have been made to the accounting policies compared to the prior year. Valuation is based mainly on taxation principles within the scope allowed in commercial law.

Fixed assets have been stated at acquisition or manufacturing costs, less scheduled depreciation and accelerated depreciation according to the provisions of the law for the Promotion of the Economic Development of the German Border Areas ("Zonenrandforderungsgesetz", ZonenRFG) and subsidies.

Raw materials and supplies have been stated at acquisition costs; other inventory are valued using the inverse method (i.e. sales price less profit and selling expenses): the reduction made is unchanged compared to the previous year. Financial assets have been stated at acquisition costs.

Receivables are stated at nominal value. The general credit risk has been covered by a general bad debt provision. The reserve provided according to ZonenRFG was released in 1994.

All risks are adequately covered by accruals.

Liabilities are valued at the amount to be repaid.

Receivables and liabilities stated in foreign currency are translated into the respective local currency at the buying or selling rate on the day they are incurred. If translation at the rates applicable on the balance sheet date lowers the receivables or increases the liabilities in DM, these rates are used.

NOTES TO THE BALANCE SHEET AND INCOME STATEMENT

A.  MOVEMENT OF FIXED ASSETS AND INVESTMENT

<Caption
                                          net book value  Additions/re-  Investment                                   net book value

                                                        classifications  Subsidy  Disposals Depreciation Accelerated

                                           01.01.1994                                                    depreciation    31.12.1994
                                           ----------------------------------------------------------------------------------------
                                                 KDM           KDM        KDM        KDM         KDM          KDM          KDM
Technical equipment, machinery                   2.522        4.353        429        33        1.802        1.930        2.681

Other equipment                                  1.143          662         41         8          609          184          963

Advances paid and construction in progress           0          208          0         0            0            0          208

TANGIBLE FIXED ASSETS                            3.665        5.223        470        41        2.411        2.114        3.852


shares in subsidiaries                           1.055            0          0         0            0            0        1.055

INVESTMENTS                                      1.055            0          0         0            0            0        1.055
                                                ------        -----        ---        --        -----        -----        -----
FIXED ASSETS                                     4.720        5.223        470        41        2.411        2.114        4.907
                                                ======        =====        ===        ==        =====        =====        =====

A.II   SHARES IN SUBSIDIARIES
                                                                  Shareholding     Equity
                                                                  -------------------------
                                                                    %                 KDM
        Plastifol Beteiligungen GmbH, Ebersberg                    100.00            1.000
        AVB GmbH, Ebersberg                                         55.00              100

B.III  CASH AT BANK AND IN HAND
                                                                      KDM
        Petty cash                                                     12
        cash in postal bank account                                     1
        cash at banks                                              19.086
                                                                   ------
                                                                   19.099
                                                                   ======


C.3     OTHER ACCRUALS
                                                                      KDM
        Bonuses                                                     1.094
        outstanding supplier's charge                                 842
        vacation not yet taken                                        428
        occupational insurance                                        395
        severance payment                                             400
        Other                                                         312
                                                                   ------
                                                                    3,471
                                                                   ======


D.      LIABILITIES

        All liabilities are due within one year



1.      TURNOVER                                                   KDM
        Germany                                                100.879
        Abroad                                                   5.911
                                                               -------
                                                               106.790

        LESS
        Discounts                                                 -747
        rebates                                                     -4
                                                               -------
                                                               106.039
                                                               =======

3.      OTHER OPERATING INCOME
                                                                   KDM

        Release of special reserve with equity portion
        (Sect 3 ZonenRFG)                                        4.594
        Income from the sale of fixed assets                       236
        Other                                                       49
                                                               -------
                                                                 4.879
                                                               =======

7.      OTHER OPERATING EXPENSES
                                                                   KDM

        Rent expenses                                            2.659
        Operating expenses                                       5.981
        Administrative expenses                                  1.604
        Selling expenses                                         3.050
                                                               -------
                                                                13.294
                                                               =======

        AVERAGE NUMBERS OF EMPLOYEES
        Commercial employees                                       32
        Technical employees                                         32
        Industrial workers                                         410
                                                               -------
                                                                   474
                                                               =======


                    ANNEX TO THE 1994 FINANCIAL STATEMENTS


           SIGNIFICANT DIFFERENCES BETWEEN GERMAN AND UNITED STATES
            GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AS APPLICABLE
                                TO THE COMPANY



The Company's Financial Statements have been prepared in accordance with the German Commercial Code (Handelsgesetzbuch) which represents generally accepted accounting principles in Germany ("German GAAP"). German GAAP differs in certain significant respects from United States generally accepted accounting principles ("U.S. GAAP"). The Company has not prepared a reconciliation between its financial position and results of operations calculated under German GAAP to the comparable figures under U.S. GAAP. However, the following represent the significant differences that would affect the determination of the net income (loss) and stockholders' equity of the Company for the period for which the financial statements have been presented herein:

FIXED TANGIBLE ASSETS

The Company depreciates through the income statement fixed tangible assets (plant and equipment) based upon depreciation rates prescribed by German tax law. Under U.S. GAAP tangible fixed assets are depreciated either on a straight-line or accelerated basis through the income statement over their useful life. If the Company was depreciating its fixed tangible assets on a straight-line basis over their expected useful lives the net book value of tangible assets at December 31, 1994 would be substantially higher.

PENSIONS

The Company provides for pension costs and similar obligations including post retirement benefits based upon actuarial studies using the entry age methods as defined in the German tax code. U.S. GAAP is more prescriptive particularly as to the use of actuarial assumptions and requires that a different actuarial method (the projected unit credit method) be used.

TRANSLATION OF FOREIGN CURRENCIES

Under German GAAP, receivables and liabilities stated in foreign currency are translated into the respective local currency at the buying or selling rate on the day they are incurred. If translation at the rates applicable on the balance sheet date lowers the receivables or increases the liabilities in DM, these rates are used. Under U.S. GAAP, assets and liabilities denominated in a foreign currency are recorded at period end rates wth any resulting gain or loss recognized in the income statement.

DEFERRED TAXES

Under German GAAP, deferred tax assets are generally recognized only for exceptional tax depreciation not included in the financial statements and for consolidation adjustments. Under U.S. GAAP, deferred taxes are provided for all temporary differences, including net operating loss carryforwards where it is more likely than not that the tax benefit will be realised in future periods, based upon enacted tax rates. The Company has no deferred tax assets or liabilities in their financial statements under German GAAP.

RECORDING OF PROVISIONS, RESERVES, VALUATION ADJUSTMENTS

Since under German tax law a company's financial statements prepared for commercial purpose are also the basis of its tax accounts, tax considerations influence their preparation. Companies therefore may tend to apply more conservative valuation methods in their financial statements than they might otherwise report. German GAAP permits the recognition of accruals or provisions for uncertain liabilities and loss contingencies. The amount of such accruals or provisions represents the anticipated expense to the Company. Under U.S. GAAP, an accrual for loss contingency is recorded by a charge to income if it is both probable that an asset has been impaired or a liability has been incurred and the minimum amount of loss can be reasonably estimated. Unspecified liability reserves for future losses, costs or risks do not meet the condition for accrual under U.S. GAAP. Application of German GAAP may lead to higher accrual balances and reserves for possible risks than allowed under U.S. GAAP. However, under German GAAP, provisions, reserves and valuation adjustments previously established may also be released in subsequent periods with a resultant increase in reported profits in the period released.

PRESENTATION OF STATEMENT OF OPERATIONS

A statement of operations under German GAAP is normally prepared in the expenditure format, rather than the cost of sales format as required by US GAAP.

ITEM 7B:                    PRO FORMA FINANCIAL DATA

     The following pro forma unaudited consolidated statements of operations of the Company were prepared to illustrate the estimated effects of (i) the AIH Acquisition (including the refinancing of certain debt of AIH pursuant to the New Credit Agreement), (ii) the acquisition by the Company in 1994 of the primary automotive seat systems supplier to Fiat S.p.a. (the "FSB Acquisition"), (iii) certain acquisitions completed by AIH prior to the acquisition of AIH by the Company, (iv) the initial public offering of Common Stock by the Company (the "IPO") and the application of the net proceeds therefrom in April 1994, (v) the refinancing of the Company's 14% Subordinated Debentures due 2000 (the "Subordinated Debentures") with its 8 1/4% Subordinated Notes due 2002 (the "Subordinated Notes") and (vi) the refinancing of the prior credit facility (the "Prior Credit Facility") with borrowings under the New Credit Agreement (collectively, the "Pro Forma Transactions"), as if the Pro Forma Transactions had occurred on January 1, 1994.

     The following pro forma unaudited consolidated balance sheet (collectively with the pro forma unaudited consolidated statements of operations, the "Pro Forma Statements") was prepared as if the AIH Acquisition and the acquisition of Plastifol by AIH had occurred as of July 1, 1995.

     The Pro Forma Statements do not purport to represent (i) the actual results of operations or financial position of the Company had the Pro Forma Transactions occurred on the dates assumed or (ii) the results to be expected in the future.

     The pro forma adjustments are based upon available information and upon certain assumptions that management believes are reasonable. The Pro Forma Statements and accompanying notes should be read in conjunction with the historical financial statements of the Company, AIH, FSB and Plastifol, including the notes thereto.

           PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

                         SIX MONTHS ENDED JULY 1, 1995

                                                             AIH                                      OPERATING AND
                              LEAR           AIH         ACQUISITIONS         AIH            AIH        FINANCING
                           HISTORICAL   HISTORICAL(1)   HISTORICAL(2)    ADJUSTMENTS(3)   PRO FORMA    ADJUSTMENTS      PRO FORMA
                           ----------   -------------   --------------   --------------   ---------   -------------     ---------
                           (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Net sales................   $ 2,186.1      $ 377.1          $ 49.1           $   --        $ 426.2       $    --        $2,612.3

Cost of sales............     2,014.7        304.1            36.4               --          340.5            --         2,355.2
                           ----------   -------------       ------           ------       ---------   -------------     ---------
Gross profit.............       171.4         73.0            12.7               --           85.7            --           257.1
Selling, general and
  administrative
  expenses...............        50.1         24.9             4.2               --           29.1          (0.4)(4)        78.8
Amortization.............         6.4          2.6              --               .5            3.1           4.7(5)         14.2
                           ----------   -------------       ------           ------       ---------   -------------     ---------
Operating income.........       114.9         45.5             8.5              (.5)          53.5          (4.3)          164.1
Interest expense.........        28.5          9.0              --              2.1           11.1          23.7(6)         63.3
Other expense, net.......         5.8           --              --               --             --            --             5.8
                           ----------   -------------       ------           ------       ---------   -------------     ---------
Income before income
  taxes..................        80.6         36.5             8.5             (2.6)          42.4         (28.0)           95.0
Income taxes.............        34.7         14.6             4.3              (.7)          18.2          (8.2)(7)        44.7
                           ----------   -------------       ------           ------       ---------   -------------     ---------
Net income...............   $    45.9      $  21.9          $  4.2           $ (1.9)       $  24.2       $ (19.8)       $   50.3
                             ========   ==========      ===========      ============     ========    ===========       ========
Net income per share.....   $     .92                                                                                   $   1.01
Weighted average shares
  outstanding (in
  millions)..............        49.6                                                                         .1(10)        49.7

           PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1994

                                                                                             AIH
                     LEAR          FSB            FSB        LEAR/FSB        AIH        ACQUISITIONS         AIH           AIH
                  HISTORICAL  HISTORICAL(8)  ADJUSTMENTS(9)  PRO FORMA  HISTORICAL(1)   HISTORICAL(2)   ADJUSTMENTS(3)  PRO FORMA
                  ----------  -------------  --------------  ---------  -------------  ---------------  --------------  ---------
                                                   (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Net sales........  $ 3,147.5     $ 451.1         $  4.8      $3,603.4      $ 512.8         $ 239.4          $   --       $ 752.2

Cost of sales....    2,883.9       443.9           (1.0)      3,326.8        408.9           210.7            (1.8)        617.8
                  ----------  -------------      ------      ---------  -------------      -------          ------      ---------
Gross profit.....      263.6         7.2            5.8         276.6        103.9            28.7             1.8         134.4
Selling, general
  and
  administrative
  expenses.......       82.6        31.5           (5.5)        108.6         35.3            14.4            (2.9)         46.8
Amortization.....       11.4          --            2.0          13.4          4.7              --             1.5           6.2
                  ----------  -------------      ------      ---------  -------------      -------          ------      ---------
Operating income
  (loss).........      169.6       (24.3)           9.3         154.6         63.9            14.3             3.2          81.4
Interest
  expense........       46.7         5.3            4.4          56.4          9.3             (.3)            8.7          17.7
Other expense
  (income),
  net............        8.1          .8             --           8.9           --             (.2)             .3            .1
                  ----------  -------------      ------      ---------  -------------      -------          ------      ---------
Income (loss)
  before income
  taxes..........      114.8       (30.4)           4.9          89.3         54.6            14.8            (5.8)         63.6
Income taxes.....       55.0          .2           (1.5)         53.7         21.9             3.5            (1.7)         23.7
                  ----------  -------------      ------      ---------  -------------      -------          ------      ---------
Net income
  (loss).........  $    59.8     $ (30.6)        $  6.4      $   35.6      $  32.7         $  11.3          $ (4.1)      $  39.9
                    ========  ==========     ============    ========   ==========     ============     ============    ========
Net income per
  share..........  $    1.26
Weighted average
  shares
  outstanding (in
  millions)......       47.4

                                                                                       OPERATING AND
                                                       LEAR/FSB           AIH            FINANCING
                                                       PRO FORMA       PRO FORMA        ADJUSTMENTS        PRO FORMA
                                                       ---------       ---------       -------------       ---------
                                                               (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Net sales...........................................   $3,603.4         $ 752.2           $    --          $4,355.6
Cost of sales.......................................    3,326.8           617.8                --           3,944.6
                                                       ---------       ---------       -------------       ---------
Gross profit........................................      276.6           134.4                --             411.0
Selling, general and administrative expenses........      108.6            46.8               (.6)(4)         154.8
Amortization........................................       13.4             6.2               9.5 (5)          29.1
                                                       ---------       ---------       -------------       ---------
Operating income....................................      154.6            81.4              (8.9)            227.1
Interest expense....................................       56.4            17.7              24.8 (6)          98.9
Other expense, net..................................        8.9              .1                --               9.0
                                                       ---------       ---------       -------------       ---------
Income before income taxes..........................       89.3            63.6             (33.7)            119.2
Income taxes........................................       53.7            23.7              (8.5)(7)          68.9
                                                       ---------       ---------       -------------       ---------
Net income..........................................   $   35.6         $  39.9           $ (25.2)         $   50.3
                                                       ========        ========        ===========         ========
Net income per share................................                                                       $   1.01
Weighted average shares outstanding (in millions)...                                          2.2(11)          49.6

-------------------------
 (1) The AIH Historical information represents the audited results of operations for the year ended December 31, 1994 and the unaudited results of operations for the six months ended July 1, 1995.

 (2) The AIH Acquisitions Historical information represents the results of operations for three companies acquired by AIH prior to their respective acquisitions by AIH. The acquisitions were (i) John Cotton Limited ("Cotton") headquartered in Manchester, England and acquired in May 1994,
     (ii) the Gulfstream Division of O'Sullivan Corporation ("Gulfstream") located in Ohio and Virginia and acquired in December 1994, and (iii) Plastifol headquartered in Ebersberg, Germany and acquired in July 1995.

 (3) The AIH Adjustments information with respect to the Cotton, Gulfstream and Plastifol acquisitions represents (i) adjustments to depreciation expense due to the revaluation of assets; (ii) reclassifications needed to present information on a basis that is consistent with AIH Historical information;
     (iii) the elimination of management fees charged by a previous owner of Gulfstream; (iv) interest on borrowings by AIH to finance the acquisitions; and (v) the related income tax effects.

 (4) Represents the elimination of certain management fees charged to AIH by an affiliate of AIH which ceased to be payable upon the completion of the AIH Acquisition.

 (5) The adjustment to goodwill for the AIH Acquisition represents the following:

                                                                          SIX MONTHS ENDED       YEAR ENDED
                                                                            JULY 1, 1995      DECEMBER 31, 1994
                                                                          ----------------    -----------------
                                                                                  (DOLLARS IN MILLIONS)
     Amortization of goodwill from the AIH Acquisition.................        $  7.3               $14.7
     Elimination of the historical goodwill amortization of AIH........          (2.6)               (5.2)
                                                                               ------              ------
                                                                               $  4.7               $ 9.5
                                                                          ===============     ===============

 (6) Reflects interest expense changes as follows:

                                                                          SIX MONTHS ENDED       YEAR ENDED
                                                                            JULY 1, 1995      DECEMBER 31, 1994
                                                                          ----------------    -----------------
                                                                                  (DOLLARS IN MILLIONS)
     Estimated interest on borrowings to finance the AIH Acquisition at interest rates of 7.2% in the first six months of 1995 and 5.1%
       for the year ended December 31, 1994.............................         32.6                 46.2
     Elimination of interest on AIH debt being refinanced...............        (10.1)               (18.6)
     Reduction in interest due to application of proceeds from the
       IPO..............................................................           --                 (1.2)
     Elimination of interest on the Subordinated Debentures.............           --                 (3.3)
     Interest on the Subordinated Notes.................................           --                  1.1
     Interest on borrowings to finance fees and expenses related to the
       New Credit Agreement.............................................           .3                   .5
     Change in commitment fees due to increased availability under the
       New Credit Agreement.............................................           .4                   .9
     Change in interest expense due to rate differences between the
       Prior Credit Facility and the New Credit Agreement...............           .2                 (1.6)
     Change in deferred finance fees due to the refinancing of the Prior
       Credit Facility and the issuance of the Subordinated Notes.......           .3                   .8
                                                                               ------              -------
                                                                               $ 23.7              $  24.8
                                                                               ======              =======

 (7) Reflects the income tax effects of the operating and financing adjustments.

 (8) The FSB Historical information for the year ended December 31, 1994 represents the results of operations of FSB translated from lira to U.S. dollars at an average exchange rate of 1,611 Lira to one U.S. dollar.

 (9) The FSB Adjustments information represents (i) management's estimates of the effects of product pricing adjustments negotiated in connection with the FSB Acquisition of $4.8 million; (ii) the elimination of certain costs being assumed by the seller of $1.5 million; (iii) an increase in depreciation expense due to the revaluation of the assets of $.5 million;
     (iv) on-going savings of $3.5 million as a result of consolidating technical centers; (v) the elimination of management fees charged by the parent of the seller of $2.0 million; (vi) amortization of goodwill as a result of the FSB Acquisition of $2.0 million; (vii) an increase in interest expense to finance the FSB Acquisition of $4.4 million; and (viii) the related income tax effects of $1.5 million. The results from operations of FSB for the six months ended July 1, 1995 are included in the historical results of the Company.

(10) Reflects the effect on weighted average shares outstanding of options originally granted under the Automotive Industries Holding, Inc. 1992 Key Employee Stock Option Plan (the "AIH Options") which were converted into options to purchase Common Stock in connection with the AIH Acquisition.

(11) Reflects the effect on weighted average shares outstanding as if the IPO occurred on January 1, 1994.

                 PRO FORMA UNAUDITED CONSOLIDATED BALANCE SHEET

                               AS OF JULY 1, 1995

                                                                                                        OPERATING
                                                                                    ACQUISITION AND        AND
                                 LEAR         AIH            AIH           AIH        VALUATION OF      FINANCING
                              HISTORICAL   HISTORICAL   ACQUISITIONS(1)  ADJUSTED        AIH(2)        ADJUSTMENTS      PRO FORMA
                              ----------   ----------   --------------   --------   ----------------   -----------      ---------
                                                                     (DOLLARS IN MILLIONS)
           ASSETS
Current Assets:
  Cash.......................  $   53.0      $   --         $   --        $   --        $ (904.3)        $ 904.3(3)     $   53.0

  Accounts receivable, net...     700.2       123.2            9.8         133.0              --              --           833.2
  Inventories................     111.0        42.0            4.8          46.8              --              --           157.8
  Other current assets.......      94.9        40.6            0.4          41.0              --              --           135.9
                              ----------   ----------        -----       --------        -------       -----------      ---------
                                  959.1       205.8           15.0         220.8          (904.3)          904.3         1,179.9
                              ----------   ----------        -----       --------        -------       -----------      ---------
Property, Plant and
  Equipment, net.............     363.9       233.4           21.3         254.7              --              --           618.6
Other Assets:
  Goodwill and other
    intangibles, net.........     494.4       146.4           39.1         185.5           404.0              --         1,083.9
  Deferred finance fees and
    other....................      37.7        25.7            3.1          28.8              --             5.3 (4)        71.8
                              ----------   ----------        -----       --------        -------       -----------      ---------
                                  532.1       172.1           42.2         214.3           404.0             5.3         1,155.7
                              ----------   ----------        -----       --------        -------       -----------      ---------
                               $1,855.1      $611.3         $ 78.5        $689.8        $ (500.3)        $ 909.6        $2,954.2
                               ========    ========     ===========      =======    =============      ==========       ========
LIABILITIES AND STOCKHOLDERS'
           EQUITY
Current Liabilities:
  Short-term borrowings......  $   19.2      $   --         $   --        $   --        $     --         $    --        $   19.2

  Cash overdrafts............      55.2          --             --            --              --              --            55.2
  Accounts payable...........     766.0        75.4            5.2          80.6              --              --           846.6
  Accrued liabilities........     199.5        38.3            5.4          43.7              --            (1.5)(4)       241.7
  Current portion of
    long-term debt...........       1.7         3.9             --           3.9              --              --             5.6
                              ----------   ----------        -----       --------        -------       -----------      ---------
                                1,041.6       117.6           10.6         128.2              --            (1.5)        1,168.3
                              ----------   ----------        -----       --------        -------       -----------      ---------
Long-Term Liabilities:
  Long-term debt.............     460.1       221.1           60.0         281.1          (264.8)          913.8 (5)     1,390.2
  Deferred national income
    taxes....................      24.3         4.4            7.9          12.3              --              --            36.6
  Other......................      82.6        26.9             --          26.9             3.9              --           113.4
                              ----------   ----------        -----       --------        -------       -----------      ---------
                                  567.0       252.4           67.9         320.3          (260.9)          913.8         1,540.2
                              ----------   ----------        -----       --------        -------       -----------      ---------
Stockholders' Equity.........     246.5       241.3             --         241.3          (239.4)           (2.7)(6)       245.7
                              ----------   ----------        -----       --------        -------       -----------      ---------
                               $1,855.1      $611.3         $ 78.5        $689.8        $ (500.3)        $ 909.6        $2,954.2
                               ========    ========     ===========      =======    =============      ==========       ========

-------------------------
(1) Represents the allocation of the purchase price to net assets of Plastifol which was acquired by AIH in July 1995.

(2) The purchase price of $926.4 million consists of: (i) $625.7 million to purchase all of the common stock of AIH ($623.8 million in cash and $1.9 million in new Lear options), (ii) $282.3 million of debt assumed in connection with the AIH Acquisition, and (iii) $18.4 million to pay fees and expenses related to the AIH Acquisition. The AIH Acquisition was accounted for using the purchase method of accounting and the total purchase cost was allocated first to assets and liabilities based on their respective fair values, with the remainder allocated to goodwill. The allocation of the purchase price above is based on historical costs and management's estimates which may differ from the final allocation.

(3) Reflects proceeds of borrowings under the New Credit Agreement of $904.3 million.

(4) Reflects the capitalization of fees incurred in establishing the New Credit Agreement of $9.5 million, net of the unamortized portion of fees from the Prior Credit Facility of $4.2 million being written-off. Also reflects the related income tax benefit of $1.5 million from the write-off.

(5) Reflects borrowings under the New Credit Agreement of $913.8 million to finance the AIH purchase price and fees and expenses incurred to establish the New Credit Agreement.

(6) Reflects the write-off of deferred finance fees, net of income taxes, of $2.7 million related to the refinancing of the Prior Credit Facility.

ITEM 7C: Listing of Exhibits

        2.1 Agreement and Plan of Merger, dated as of July 16, 1995, among the Company, AIHI Acquisition Corp. and Automotive Industries Holding, Inc.

        23.1 Consent of Arthur Andersen LLP with respect to AIH Financial Statements.

        23.2 Consent of KPMG Deutsche Treuhand-Gesellschaft with respect to Plastifol GmbH & Co. KG Financial Statements.

        99.1 Credit Agreement, dated as of August 17, 1995, among Lear Seating Corporation, the several financial institutions parties thereto (collectively, the "Banks"), Chemical Bank, a New York banking corporation, as administrative agent for the Banks and the Managing Agents, Co-Agents and Lead Managers identified therein.

                           LEAR SEATING CORPORATION
                                  SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.


LEAR SEATING CORPORATION


Dated:  August 25, 1995   By: /s/ James H. Vandenberghe
                              -------------------------
                              James H. Vandenberghe
                              Executive Vice President
                              Chief Financial Officer

                                EXHIBIT INDEX


EXHIBIT NO.                      DESCRIPTION                                       PAGE NO.
-----------                      -----------                                       --------
2.1 Agreement and Plan of Merger, dated as of July 16, 1995, among the Company,
AIHI Acquisition Corp. and Automotive Industries Holding, Inc.

23.1 Consent of Arthur Andersen LLP with respect to AIH Financial Statements.

23.2 Consent of KPMG Deutsche Treuhand-Gesellschaft with respect to Plastifol
GmbH & Co. KG Financial Statements.

99.1 $1.5 Billion Credit Agreement, dated as of August 17, 1995, among Lear
Seating Corporation, a Delaware corporation (the "Borrower"), The several financial institutions parties to this Agreement from time to time
(collectively, the "Banks"; individually, a "Bank"), Chemical Bank, a New York banking corporation, as administrative agent for the Banks hereunder (in such capacity, the "Agent"), and the Managing Agents, Co-Agents and Lead Managers indentified on the signature pages hereof.